EXHIBIT NO. 99.1(d)


                              MFS SERIES TRUST VIII


                           CERTIFICATION OF AMENDMENT
                             TO DECLARATION OF TRUST

                                  REDESIGNATION
                                    OF SERIES

     Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated February 3, 1995 (the "Declaration"), of MFS Series Trust VIII (the "Trust"), the Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration):

         The series designated as MFS World Growth Fund shall be redesignated as MFS Global Growth Fund.

     Pursuant to Section 6.9(i) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.

     IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 24th day of August, 1998 and further certify, as provided by the provisions of Section 9.3(d) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with the second sentence of Section 9.3(a) of the Declaration.


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
RICHARD B. BAILEY                        WALTER E. ROBB, III
---------------------------              ---------------------------
Richard B. Bailey                        Walter E. Robb, III
63 Atlantic Avenue                       35 Farm Road
Boston,  MA  02110                       Sherborn,  MA  01770




MARSHALL N. COHAN                        ARNOLD D. SCOTT
---------------------------              ---------------------------
Marshall N. Cohan                        Arnold D. Scott
2524 Bedford Mews Drive                  20 Rowes Wharf
Wellington, FL  33414                    Boston, MA  02110




LAWRENCE H. COHN                         JEFFREY L. SHAMES
---------------------------              ---------------------------
Lawrence H. Cohn                         Jeffrey L. Shames
45 Singletree Road                       38 Lake Avenue
Chestnut Hill,  MA  02167                Newton, MA  02159




SIR J. DAVID GIBBONS                     J. DALE SHERRATT
---------------------------              ---------------------------
Sir J. David Gibbons                     J. Dale Sherratt
"Leeward"                                86 Farm Road
5 Leeside Drive                          Sherborn, MA  01770
"Point Shares"
Pembroke,  Bermuda  HM  05



---------------------------              ---------------------------
Abby M. O'Neill                          Ward Smith
200 Sunset Road                          36080 Shaker Blvd
Oyster Bay,  NY  11771                   Hunting Valley, OH 44022
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